Exhibit 99 (a)

EXPERTS

The financial statements and the related financial statement schedules incorporated in this Registration Statement by reference from the Lincoln Benefit Life Company Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the sub-accounts comprising Lincoln Benefit Life Variable Annuity Account as of December 31, 2006 and for each of the periods in the two year period then ended included in this Statement of Additional Information have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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Exhibit 99 (c)


                            DURABLE POWER OF ATTORNEY

                                 WITH RESPECT TO

                          LINCOLN BENEFIT LIFE COMPANY
                                  (REGISTRANT)


The undersigned Director, Chairman of the Board and Chief Executive Officer of Lincoln Benefit Life Company constitutes and appoints Michael J. Velotta, as his true and lawful attorney-in-fact and agent, in any and all capacities, to sign the following registration statements: File No. 333-111553, 333-66452, 333-88045, 333-59769, 333-59765, of Lincoln Benefit Life Company, and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable. I hereby ratify and confirm each and every act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. My subsequent disability or incapacity shall not affect this Power of Attorney.

March 20, 2007


s/s James E. Hohmann
------------------------
James E. Hohmann
Director, Chairman of the Board
and Chief Executive Officer